Exhibit 10.9

EXCLUSIVE  OPTION  AGREEMENT

AMONG

Baoji Jinqiu Printing & Packaging Co.,Ltd.

AND

Fufeng Jinqiu Printing & Packaging Co., Ltd.
The Shareholders Of Fufeng Jinqiu
Printing & Packaging Co., Ltd.

(Unofficial Translation)

April 22, 2010
CHINA

EXCLUSIVE  OPTION  AGREEMENT

This Exclusive Option Agreement (the“Agreement”) is entered into as of

April 22 , 2010 between the fillowing parties.

Party A: Baoji Jinqiu Printing & Packaging Co.,Ltd.

Registered Address: Baoji City Fufeng County, Shangsong Dong Street, Chang Qu, Xi Yi Lou

Legal Representative: Yongming Feng

Party B:

Yongming Feng	610324195503034012
Jinhao Zhang	610403198908013014
Jingfeng Chen	610403198706010552
Xining Chen	610431196501260626
Zhichao Zhai	610324194212232014
Deping Li	610324195306284039
Maicheng Liu	610324196508010532
Ronghui Xu	610403198007060016
Penghui Feng	610324198602064077
Yongning Zhang	610303197607134218

Party C:  Fufeng Jinqiu Printing & Packaging Co., Ltd.

Registered Address: Baoji City Fufeng County, Shangsong Village

Legal Representative: Yongming Feng

In this Agreement, Party A, Party B and Party C are called collectively as the “Parties” and each of them is called as the “Party”.

WHEREAS:

1. Party A and Party C are both companies with limited liabilities incorporated under the Company Law of the People`s Republic of China (the” PRC”)

2.  As of the date of this Agreement Party B are shareholders of Party C and collectively legally hold all of the equity interest of Party C. Under this Agreement, Party B, The  10  Persons including Yongming Feng     , have acted collectively as one part to this Agreement.

The Parties through mutual negotiations hereby enter into this Agreement according to the following terms and conditions:

1. THE GRANT AND EXERCISE OF PURCHASE OPTION

1.1 Grant:

Party B hereby grant Party A an irrevocable exclusive purchase option. Party A has right to purchase all or part of the shares of Party C currently owned by Party B, or to purchase all or part of the assets of Party C in each case in accordance with Article 1.3 of this contract. This purchase option is irrevocable and shall be exercised only by Party A (or the qualified persons appointed by Party A). The term “person” used herein shall include any entity, corporation, partnership, join venture and noncorporate organizationgs.

1.2 Exercise Procedures:

Party A shall notify Party B in writing prior to exercising its option (the “Option Notice” hereinafter).

The next day upon receipt of the Option Notice, Party B and C, together with Party A  (or the qualified person appointed by Party A), shall promptly compile a whole set of documents (the “Transfer Documents”) to be submitted to the government bodies for approving the shares or assets transfer in connection with the Option exercise so that the shares or assets transfer can be transferred, in whole or in part.

Upon the copmletion of the compilation of all the Transfer Documents and the Transfer Documents being confirmed by Party A, Party B and Party C shall promptly and unconditionally obtain, together with Party A (or the qualified person appointed by Party A), all approvals, permissions, registrations, documents and other necessary approvals to effectuate the transfer of the shares and remaining assets of Party C in connection with the Option exercise.

1.3 Exercise Condition: Party A may immediately exercise the option of acquiring the equity interests in or remaining assets of Party C whenever Party A considers it necessary to acquire Party C and it is doable in accordance with PRC laws and regulations.

2. PRICE OF ACQUISITION

Party A and Party B shall enter into relevant shares purchase agreements  on the price of acquisition not exceeding US$100 on exercise of the option.

Party A has the discretion to decide the time and arrangement of the acquisition, provided that the acquisition will not violate any PRC laws or regulations then in effect.

3. REPRESENTATIONS AND WARRANTIES

3.1   Each party hereto represents to the other parties that: (1) it has all the necessary rights, powers and anthorizations to enter into this Agreement and perform its duties and obligations hereunder; and (2)the exercise and performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

3.2   Party B hereto represents to Party A that: (1) It is legally registered shareholder of Party C and has paid Party C the full amount of  Party C`s registered capital required under the PRC laws, (2) except Share Pledge Agreement, Party B has not mortgaged or pledge his shares of Party C, nor has granted any security interest or borrow against his shares of  Party C in any form; and (3) Party B has not sold or will not sell to any third party its equity interests in Party C.

3.3   Party C hereto represents to Party A that: (1) it is a limited liability company duly registered and validly existing under the PRC laws; and (2) its business operations are in compliance with applicable laws of the PRC in all material aspects.

4.  COVENANTS

The Parties further agree as follow:

4.1 Before Party A has acquired all the equity/assets of Party C by exercising the purchase option provided hereunder, Party C shall not:

4.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment,   mortgate, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing);

4.1.2 enter into any transaction which may materially affect its assets, liability, operation, shareholder`s equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.1.3 distribute any dividend to its shareholders in any manner.

4.2 Before Party A has acquired all the equity/assets of Party C by exercising the purchase option provided hereunder. Party B and/or Party C shall not individually or collectively:

4.2.1  supplement, alter or amend the articles of association of Party C in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party C’s assets, liability, operation, shareholder`s equity or other legal rights;

4.2.2  cause Party C to enter into any transaction to the extent such transaction may have a material effect on Party C’s assets, liability, operation, shareholder`s equity or other legal rights ((unless such transaction is relating to Party C’s daily operation or has been disclosed to and agreed upon by Party A in writing); and

4.3  Party B shall entrust Party A to manage Party C in accordance with Entrusted Management Agreement.

5.  ASSIGNMENT OF AGREEMENT

5.1 Party B and Party C shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

5.2 Each of Party B and Party C hereby agrees that Party A shall have the right to transfer all of its rights and obligations under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B and Party C will be required.

6.  CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevent materials, but the following circumstances shall be excluded:

a.  The materials is know by the public (except for any materials disclosed to the public by the Party who receives such materials) or the materials is already know by the disclosing Party or acquired by the disclosing Party from a third party lawfully in possession thereof with no obligation of confidentiality.

b.  The materials are required to be disclosed under the applicable laws or the rules or provisions of stock exchange; or

c.  The materials disclosed by each Party to its legal or financial consultant relate to the transaction contemplated under this Agreemen, and such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article 6 shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

7. BREACH OF CONTRACT

Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

8.1 APPLICABLE LAW AND DISPUTE RESOLUTION

8.1 Applicable Law

The execution, validaty, interpretation and performance of this Agreement and the the disputes resolution under this Agreement shall be governed by the laws of PRC.

8.2 Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation .In case no settlement can be reached through consultation wihtin thirty(30) days after such dispute is raised, each party shall have the rights to submit such matter to China International Economic and Trade Arbitration Commission (the”CIETAC”) in Beijing in accordance with its rules. The arbitration shall take place in Beijing. The arbitation award shall be final, conclusive and binding upon both parties.

9.  EFFECTIVENESS AND TERMINATION

9.1 This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

9.2 This Agreement may not be terminated without the unanimous consent of all the Parties except that Party A may, be giving a thirty(30) days prior notice to the other Parties hereto, terminate this Agreement.

10.  MISCELLANEOUS

10.1 Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

10.2 Entire Agreement

The Parties acknowledge that this Agreement constitutes the enter agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

10.3 Severability

If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant PRC laws of PRC. Such a provision shall be deemed invalid only to the extent the PRC Laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way .The Parties shall through consulation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

10.4 Headings

The headings contained in this Agreement are the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meraning of the provisions of this Agreement.

10.5 Successor

This Agreement shall bind and benefit the successor or the transferee of each Party.

IN WITNESS THEREFORE, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Party A: Baoji Jinqiu Printing & Packaging Co.,Ltd.

Legal Representative /Authorized Representative (Signature)

/s/ Yongming Feng (Stamped)

Party B: (Signature)

Yongming Feng	/s/ Yongming Feng

Jinhao Zhang	/s/ Jinhao Zhang

Jingfeng Chen	/s/ Jingfeng Chen

Xining Chen	/s/ Xining Chen

Zhichao Zhai	/s/ Zhichao Zhai

Deping Li	/s/ Deping Li

Maicheng Liu	/s/ Maicheng Liu

Ronghui Xu	/s/ Ronghui Xu

Penghui Feng	/s/ Penghui Feng

Yongning Zhang	/s/ Yongning Zhang

Party C:  Fufeng Jinqiu Printing & Packaging Co., Ltd.

Legal Representative /Authorized Representative (Signature)

/s/ Yongming Feng (Stamped)